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                                                                     Exhibit 1.1



                                5,000,000 SHARES

                              MEDICONSULT.COM, INC.

                                  COMMON STOCK
                           (PAR VALUE $.001 PER SHARE)


                             UNDERWRITING AGREEMENT


                                                                 APRIL ___, 1999

ING BARING FURMAN SELZ LLC
VOLPE BROWN WHELAN & COMPANY, LLC
As Representatives of the
  several Underwriters
c/o ING Baring Furman Selz LLC
230 Park Avenue
New York, New York  10169

Dear Sirs:

                  1. INTRODUCTION. Mediconsult.com, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters"), for which ING Baring Furman Selz LLC and Volpe Brown Whelan & Company, LLC are acting as representatives (the "Representatives"), and certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") severally propose to sell to the several Underwriters, an aggregate of 5,000,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), of which 4,425,000 shares are to be sold by the Company and 575,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule II hereto. The 4,425,000 shares of Common Stock to be sold by the Company and the 575,000 shares to be sold by the Selling Stockholders are collectively referred to herein as the "Firm Shares." The Company and the Selling Stockholders also propose to issue and sell to the several Underwriters an aggregate of not more than 750,000 additional shares of Common Stock (the "Additional Shares"), if requested by the Underwriters in accordance with Section 10. The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares." The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers." The words "you" and "your" refer to the Representatives of the Underwriters.

                  The Company and the Selling Stockholders hereby agree with the several Underwriters as follows:

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                  2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND JHC
LIMITED.

                  The Company and JHC Limited, a Bermuda corporation and one of the Selling Stockholders ("JHC Limited"), jointly and severally, each represent, warrant and agree with each of the Underwriters that:

                        (i) A registration statement on Form S-1 (File No. 333-73059) under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company and filed with the Securities and Exchange Commission (the "Commission"), and one or more amendments to such registration statement may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission either (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement filed with the Commission (or, if no such amendment shall have been filed, in such registration statement), with such insertions and changes as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act as shall have been provided to and approved by the Representatives prior to the filing thereof, or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto; the Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined) and shall also mean any registration statement filed pursuant to Rule 462(b) under the Act; the term "Preliminary Prospectus" means each prospectus subject to completion contained in such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto or filed pursuant to Rule 424(a) under the Act at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement.

                        (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and has not instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order. When the Preliminary Prospectus dated March 15, 1999 was filed with the Commission, and any amendment thereto filed subsequent to such date, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is


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         declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date (as defined in Section 4 hereof) and the Option Closing Date (as defined in Section 10 hereof), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary, the foregoing provisions of this paragraph (ii) shall not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives expressly for use therein.

                        (iii) Each of the Company and its subsidiaries (the "Subsidiaries") (A) is duly incorporated or organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization, with full corporate power and corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and (B) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership or lease of property requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)). "Material Adverse Effect" means, when used in connection with the Company or any of its Subsidiaries, any development, change or effect that has a materially adverse effect on the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

                        (iv) The Company at the Closing will have the duly authorized and validly outstanding capitalization set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein on the Closing Date, based on the assumptions and adjustments set forth therein or contemplated thereby. The securities of the Company conform in all material respects to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Prospectus (or, if the


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         Prospectus is not in existence, the most recent Preliminary
         Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Company or any Subsidiary at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares and neither the filing of the registration statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities of the Company, except as described in the Registration Statement. The Shares have been duly authorized; on the Closing Date or the Option Closing Date (as the case may be), after payment therefor in accordance with the terms of this Agreement, (A) the Firm Shares and the Additional Shares to be sold by the Company hereunder will be validly issued, fully paid and nonassessable, and (B) good title to the Shares will pass to the Underwriters on the Closing Date or the Option Closing Date (as the case may be) free and clear of any lien, encumbrance, security interest, or other claim whatsoever. All the outstanding shares of capital stock of each Subsidiary has been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any lien, encumbrance, security interest or other claim whatsoever. The Company has received, subject to notice of issuance, approval to have the Shares quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

                        (v) The financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present in all material respects the consolidated financial condition, results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries, on the one hand, and CyberDiet, LLC, on the other hand, at the dates and for the periods specified therein, subject in the case of interim periods to normal year-end audit adjustments. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and such financial statements as are audited have been examined by Pricewaterhouse Coopers, who are independent accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The financial data set forth under the captions "Prospectus Summary - Summary Consolidated Financial Data," "Capitalization" and "Selected Consolidated Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been prepared on a basis consistent with the financial statements of the Company and its Subsidiaries, on the one hand, and CyberDiet, LLC, on the other hand, except as indicated thereon. The pro forma consolidated financial statements of the Company and its Subsidiaries and the related notes thereto included under the caption "Unaudited Pro Forma Consolidated Financial Information" and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to


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         give effect to the transaction and circumstances referred to therein.
         No other pro forma financial information is required to be included in the Registration Statement pursuant to Regulation S-X.

                        (vi) The Company and each of its Subsidiaries have filed all necessary foreign, federal, state and local income, franchise and other tax returns and have paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company or any of the Subsidiaries and which has not been reserved for in accordance with GAAP, except where the failure to do so or such deficiency would not have a Material Adverse Effect.

                        (vii) The Company and each of its Subsidiaries maintain insurance of the types and in amounts which they reasonably believe to be customary for their business in such amounts and with such deductibles as is customary for companies similarly situated in the same or similar business, all of which insurance is in full force and effect. The Company has obtained a directors' and officers' insurance policy in an amount and from such insurers as shall be reasonably satisfactory to the Underwriters, such policy is in full force and effect and names the Representatives as additional insureds thereunder.

                        (viii) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no pending action, suit, proceeding or investigation or, to the Company's knowledge, threatened action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (A) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement,
         (B) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), or (C) is reasonably likely to have a Material Adverse Effect.

                        (ix) The Company has full legal right, corporate power and corporate authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a legally valid, binding and enforceable agreement of yours, constitutes a legally valid, binding and enforceable agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus (or, if the Prospectus is not in existence, the


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         most recent Preliminary Prospectus), conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company or any of its Subsidiaries pursuant to the terms of (A) the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or any of their respective activities or properties, and, in the case of any matter under clause (B) or (C) above, which would have or is reasonably likely to have a Material Adverse Effect.

                        (x) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, as the case may be, enforceable against each of them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents fairly present such contracts and documents in all material respects, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required or incorporated therein by reference, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                        (xi) Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor any of its Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock (other than cumulative payable-in-kind dividends on its preferred stock) or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock (except for the exercise of options and warrants and the conversion of preferred stock disclosed in the Prospectus and the sale of shares issued or issuable upon the exercise of options and warrants so disclosed) or debt


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         or any material adverse change in the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole, except as indicated in the Prospectus (or such Preliminary Prospectus). Neither the Company nor any of its Subsidiaries (or the manner in which it or any of them conducts its business) is in breach or violation of, or in default under, any term or provision of (A) its certificate of incorporation or bylaws, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties, and, in the case of any matter under clause
         (B) or (C) above, which would have or is reasonably likely to have a Material Adverse Effect.

                        (xii) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is imminent.

                        (xiii) Since its inception, the Company has not incurred any material liability arising under or as a result of the application of the provisions of the Act.

                        (xiv) (i) The Company and its Subsidiaries own or possess valid and enforceable licenses for all inventions, patents, patent applications, trademarks (registered or unregistered), trademark applications, tradenames, copyrights, manufacturing processes, formulae, trade secrets, know-how, and other intangible property and assets (collectively, "Intellectual Property") used in the conduct of their business now conducted as described in the Prospectus (except where the failure to own or possess the same would not have a Material Adverse Effect) and the Company does not know of any facts which would form a reasonable basis for a claim that the Company or any of its Subsidiaries do not own or possess valid and enforceable licenses for all Intellectual Property necessary to the conduct of their business proposed to be conducted as described in the Prospectus except where the failure to own or possess the same would not have a Material Adverse Effect; (ii) the Company has no knowledge that it or any of its Subsidiaries lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct the businesses now conducted or proposed to be conducted by them as described in the Prospectus, except where the failure to obtain the same would not have a Material Adverse Effect; (iii) the Company does not know of any third parties who have or will be able to establish rights to any of the Intellectual Property, other than the legitimate rights of licensors; (iv) to the Company's knowledge, there is no infringement by third parties of any of the Intellectual Property; (v) the Company's use of the Intellectual Property does not infringe upon the rights of any third party, except where the same would not have a Material Adverse Effect; (vi) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights of title or other interest in or to any Intellectual Property, and the Company does not know of any facts which would form a reasonable basis for any such claim; (vii) there is no pending, or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property, and the Company does not know of any facts which would form a reasonable basis for any such claim; (viii) there is no pending or, to the


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         Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (ix) neither the Company nor any of the Subsidiaries owns any patents, nor are there any patent applications pending with the United States Patent and Trademark Office or similar agency; and (x) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by any current or former employee, consultant or agent of the Company or any of its Subsidiaries seeking either ownership rights to any invention or compensation from the Company or any of its Subsidiaries for any invention made by such employee, consultant or agent in the course of his/her employment with the Company or any of its Subsidiaries, nor, to the Company's knowledge, can any such action, suit, proceeding or claim, if instituted, be sustained.

                        (xv) No material consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Shares.

                        (xvi) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement (other than those that have been disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), that have not been waived with respect to the Registration Statement.

                        (xvii) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

                        (xviii) Each of the Company and its Subsidiaries has good title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except (A) such as are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made


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         and proposed to be made of any of such properties or assets taken as a whole, and (B) liens for taxes not yet due and payable. The Company owns or leases all such properties as are necessary to its operations as now conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties of the Company and its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company and its Subsidiaries, and under which the Company or any Subsidiary holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such Subsidiary free and clear of any lien, encumbrance, security interest or other claim whatsoever, are in full force and effect, and neither the Company nor any Subsidiary is in default in respect of any of the material terms or provisions of any such material leases or subleases, and neither the Company nor any Subsidiary has notice of any claim which has been asserted by anyone adverse to the Company's or any of its Subsidiary's rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's or any Subsidiary's right to the continued possession of the leased or subleased premises under any such material lease or sublease, which is reasonably likely to have a Material Adverse Effect.

                        (xix) Neither the Company nor any Subsidiary has violated any applicable environmental, safety, health or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of ERISA or the rules and regulations promulgated thereunder, the consequences of which violation is reasonably likely to have a Material Adverse Effect.

                        (xx) Each of the Company and its Subsidiaries hold and at the Closing Date and any later Option Closing Date, as the case may be, will hold, all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and foreign and other governmental or regulatory authorities necessary to the ownership, leasing and operation of their properties or required for the present conduct of business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company and its Subsidiaries are in compliance therewith in all material respects except where the failure so to hold, obtain, maintain or comply with would not have a Material Adverse Effect.

                        (xxi) Each of the Company and its Subsidiaries is not
         (i) in violation of its certificate of incorporation or bylaws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or (iii) in default in the performance or observance of any contract, indenture, mortgage, loan agreement joint venture or other agreement or instrument to which it is a party or by which its or any of its properties are bound, or (iv) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court of government agency or body to which the Company or any of its Subsidiaries is subject, in each case under clause (ii), (iii) or (iv) where the same would have or is reasonably likely to have a Material Adverse Effect.

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                        (xxii) The Company and its Subsidiaries are (i) in
         compliance with any and all applicable United States, foreign, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their business as currently conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permit licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending against the Company or its Subsidiaries or, to the Company's knowledge, threatened against the Company or its Subsidiaries relating to the Environmental Laws or to their activities involving Hazardous Materials which has had, or is reasonably likely to have, a Material Adverse Effect. "Hazardous Materials" means any material or substance (i) that is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto, or (ii) that has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. The Company and its Subsidiaries have not engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of their properties or former properties, except where such use, manufacture, transportation or storage is in compliance in all material respects with Environmental Laws. The Company and its Subsidiaries have not disposed of any, and to the Company's knowledge, no parties other than the Company and its Subsidiaries have disposed of, Hazardous Materials on any of their properties or on properties formerly owned or leased by them during the time of such ownership or lease, except in material compliance with Environmental Laws. To the Company's knowledge, no spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials have occurred on or under or have emanated from any of the Company's or its Subsidiaries' properties or former properties during the time of the ownership or lease thereof by the Company or a Subsidiary except in compliance with Environmental Laws and except as disclosed in the Prospectus, the Company has no knowledge of any spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials that have occurred on or under or have emanated from any of the Company's or Subsidiaries' properties or former properties prior to the Company's or Subsidiaries' ownership or lease thereof.

                        (xxiii) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them that are required to be disclosed in the Registration Statement and the Prospectus that are not so disclosed.

                        (xxiv) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets.

                        (xxv) The Company and its Subsidiaries have not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, United States or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable law.

                        (xxvi) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                        (xxvii) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                        (xxviii) All internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component of those products of the Company and each of its Subsidiaries will not be affected by the Year 2000 Problem. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used by the Company or any of the Subsidiaries in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration.

                        (xxix) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that it filed late certain reports on Form 10-QSB for the quarters ended on or before June 30, 1998 and except as set forth in the report on Form 10-KSB for the year ended December 31, 1998.

                        (xxx) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

                  3. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

                        (i) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                        (ii) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and [Standard Registrar & Transfer Agency], as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "Power of Attorney") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

                        (iii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                        (iv) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

                        (v) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf, this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                        (vi) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                        (vii) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                        (viii) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph shall not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives expressly for use therein.

                        (ix) If there is any change in the information referred to in Section 3(ix), such Selling Stockholder will immediately notify you of such change.

                        (x) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

                  4. PURCHASE, SALE AND DELIVERY OF THE SHARES AND LOCK-UP AGREEMENTS. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell 4,425,000 Firm Shares, (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite its name in Schedule II hereto, and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a purchase price of $___ per Share the number of Firm Shares (subject to adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares in Schedule I.

                  Delivery of certificates, and payment of the purchase price, for the Firm Shares shall be made at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10019, or such other location as shall be agreed upon by the Company and the Representatives. Such delivery and payment shall be made at 10:00 a.m., New York City time, on __________, 1999 or at such other time and date not more than ten business days thereafter as shall be agreed upon by the Representatives and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the certificates for the

Firm Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Firm Shares by wire transfer of immediately available funds to an account designated to the Representatives by the Company and the Selling Stockholders in writing at least two business days preceding the Closing Date. The certificates for the Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in such denominations and registered in such names as the Representatives shall request, not less than two full business days prior to the Closing Date. The certificates for the Firm Shares will be made available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than 9:30 a.m., New York time on the business day prior to the Closing Date.

                  Each Seller will not, directly or indirectly, without the prior written consent of the Representatives, directly or indirectly offer, sell, solicit an offer to buy, make any short sale, pledge, grant any option to purchase, contract to sell, or otherwise dispose of or transfer (collectively, a "Disposition") of any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, shares of Common Stock now owned or hereafter acquired, for a period of 180 days after the date hereof, except (i) pursuant to this Agreement; (ii) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (iii) as a distribution to partners, beneficiaries or stockholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this restriction or (iv) upon death, by will or pursuant to the laws of descent and distribution.

                  5. PUBLIC OFFERING OF THE SHARES. It is understood that the Underwriters propose to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus.

                  6. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters that:

                        (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (A) will use its best efforts to comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (B) will not file with the Commission the prospectus or the amendment referred to in the third sentence of Section 2(a)(i) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement of which the Representatives shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent.

                        (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representatives (A) when the Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (B) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information, or (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

                        (iii) The Company will use its best efforts to (A) arrange for the qualification of the Shares for offer and sale under the state securities or blue sky laws of such jurisdictions as the Representatives may designate, (B) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, and (C) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (A) and (B); provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

                        (iv) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Representatives and, subject to Section 6(i) hereof, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters.

                        (v) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representatives, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                        (vi) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

                        (vii) The Company will furnish, without charge, to the Representatives or on the Representatives' order, at such place as the Representatives may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representatives may reasonably request.

                        (viii) The Company will cause the Shares to be duly included for quotation on the National Association of Securities Dealers Automated Quotations National Market System prior to the Closing Date and will use reasonable commercial efforts to maintain such listing.

                        (ix) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company in violation of applicable law.

                        (x) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                        (xi) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act, and the rules and regulations thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

                        (xii) To use its reasonable commercial efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                        (xiii) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                  7. EXPENSES.

                        (a) If the transactions contemplated in this Agreement are not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied or the Underwriters terminate this Agreement pursuant to Section 12 hereof, the Company will pay, and hereby agrees to indemnify each Underwriter against, all fees and expenses incident to the performance of the obligations of the Sellers under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company and the Selling Stockholders, (ii) all out-of-pocket costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto), this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney, and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) out-of-pocket fees and expenses relating to qualification of the Shares under state securities or blue sky laws, including the cost of preparing and mailing the preliminary and final blue sky memoranda and filing fees and reasonable disbursements and fees of counsel and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and the NASD relating to the Shares, (v) any fees and expenses in connection with the quotation of the Shares on the National Association of Securities Dealers Automated Quotations National Market System, (vi) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Shares to be sold by the Sellers pursuant to this Agreement, (vii) out-of-pocket costs and expenses incident to any meetings with prospective investors in the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters) and (viii) out-of-pocket costs and expenses of advertising relating to the offering of the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters).

                        (b) If the purchase of the Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement or other than by reason of Section 12(a), the Company shall reimburse the several Underwriters for their out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder.

                  8. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligation of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I and to purchase its pro rata portion of the Shares offered by the Selling Stockholders in Schedule II is subject to the representations and warranties of the Company, JCH Limited and the Selling Stockholders herein that are qualified by reference to a Material Adverse Effect or materiality being true and correct, and the representations and warranties that are not so qualified being true and correct in all material respects, as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Sellers on and as of the Closing Date of their covenants and agreements hereunder; and the following additional conditions:

                        (a) If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representatives shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 11:00 A.M., New York time, on the date hereof or such later time and date to which the Representatives shall have consented; if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such 462(b) Registration Statement shall become effective by 10:00 p.m. New York City time, on the date of this Agreement; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission.

                        (b) The Registration Statement, or any amendment thereto, shall not contain an untrue statement of fact which is material, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading, and the Prospectus, or any supplement thereto, shall not contain an untrue statement of fact which is material, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                        (c) On or prior to the Closing Date, the Representatives shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

                        (d) On the Closing Date, the Underwriters shall have received the opinions, dated the Closing Date, of (i) Golenbock, Eiseman, Assor & Bell, counsel to the Company ("Company Counsel"), (ii) Conyers Dill & Pearman, special counsel to JHC Limited, (iii) Irwin, White & Jennings, special counsel to Michel Bazinet, (iv) Shearman & Sterling, special counsel to Arnhold & S. Bleichroeder, Inc., and (v) such other opinions with respect to the Subsidiaries incorporated in Bermuda and Canada (the "Significant Subsidiaries") in the forms attached hereto as Appendix A-1, A-2 and A-3, respectively, addressed to the Underwriters.

                        (e) On or prior to the Closing Date, counsel to the Underwriters shall have been furnished such documents and certificates as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company, or conditions herein contained.

                        (f) On the Closing Date, the Representatives shall have received a letter from the Pricewaterhouse Coopers LLP addressed to the Company and the Underwriters, dated the Closing Date, confirming that it is an independent accountant with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder and based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three days prior to the Closing Date, (i) confirming that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. All such letters shall be in a form reasonably satisfactory to the Underwriters and their counsel.

                        (g) On the Closing Date, the Underwriters shall have received a certificate of the Company, dated the Closing Date, signed on its behalf by the principal executive officer and the principal financial or accounting officer of the Company, to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and that:

                        (i) The representations and warranties of the Company in this Agreement that are qualified by reference to a Material Adverse Effect or materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                        (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons, are threatened under the Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

                        (iii) The Registration Statement and Prospectus contain all statements and information required to be included therein, the Registration Statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and neither the Prospectus nor any Preliminary Prospectus includes or included any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                        (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and on the Closing Date, neither the Company nor any of the Subsidiaries has incurred any material adverse change to the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; and there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

         References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the certificate.

                        (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and on the Closing Date, there has not been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 8 or (ii) any change, or any development involving a prospective change, in the business or properties of the Company or its Subsidiaries which change or decrease in the case of clause (i) or change or development in the case of clause (ii) is so material and adverse as to make it impractical or inadvisable in the Representatives' reasonable judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

                        (i) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 6(iii)(A) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or to the knowledge of the Company, are threatened.

                        (j) The Representatives shall have received from each person identified on Appendix B attached hereto an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Representatives, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date of this Agreement.

                        (k) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

                        (l) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                        (m) The Company shall have furnished the Underwriters with such further certificates or documents consistent with the foregoing as you or counsel for the Underwriters may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and to counsel for the Underwriters. The Company shall furnish the Underwriters with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 8 shall constitute representations, warranties and agreements of the Company, as to all matters set forth therein as fully and effectively as if such matters had been set forth in Sections 2 and 3 of this Agreement.

                        (n) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation National Market System, subject to notice of issuance at the time of purchase.

                  9. INDEMNIFICATION.

                        (a) The Company and JHC Limited, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any blue sky application or other document executed by the Company specifically for the purpose of qualifying, or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify, any or all of the Shares under the securities or blue sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, and will reimburse, as incurred, such Underwriter or such controlling persons for any legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company and JHC Limited will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter through the Representatives expressly for use therein; and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 6(vii) hereof. Notwithstanding the foregoing, the aggregate liability of JHC Limited pursuant to this paragraph (a) shall be limited to an amount equal to the proceeds (after deducting underwriting discounts and commissions) received by JHC Limited from the Underwriters for the sale of the Shares sold by JHC Limited hereunder.

                  The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company and JHC Limited may otherwise have.

                        (b) Each of the Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based (i) upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto; or (ii) upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in the case of subparagraphs (i) and (ii) above to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and conformity with written information furnished to the Company or such Underwriter by such Selling Stockholder, directly or through such Selling Stockholder's representatives, specifically for use in the preparation thereof; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Selling Stockholders contained herein; or (iv) in whole or in part upon any failure of the Selling Stockholders to perform their respective obligations hereunder or under law, and will reimburse, as incurred, such Underwriter or such controlling persons for any legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter through the Representatives expressly for use therein; and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 6(vii) hereof. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this paragraph (b) shall be limited to an amount equal to the proceeds (after deducting underwriting discounts and commissions) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder.

                  The indemnity agreement in this paragraph (b) shall be in addition to any liability which the Selling Stockholders may otherwise have.

                        (c) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Seller Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities (and actions in respect thereof) to which the Company or any Selling Stockholder or any such director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter through the Representatives to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any Selling Stockholder or any such director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company, JHC Limited and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" has been furnished by the Underwriters to the Company expressly for use therein and constitutes the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this paragraph
(c) shall be in addition to any liability which the Underwriters may otherwise have.

                        (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 9, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a), (b) or (c) of this
Section 9 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

                        (e) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a), (b) or (c) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Sellers, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers, on the one hand, and the Underwriters, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (e), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. The Underwriters' obligations to contribute pursuant to this paragraph (e) are several in proportion to their respective underwriting obligations, and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company or a Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this paragraph (e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (e) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

                        (f) Each Selling Stockholder hereby designates Mediconsult.com, Inc., 33 Reid Street, 4th Floor, Hamilton HM 12, Bermuda, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 9, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder at the address for notices specified herein.

                  10. RIGHT TO INCREASE OFFERING. At anytime during a period of 30 days from the date of the Prospectus, the Underwriters, by no less than two business days' prior notice to the Company may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Firm Shares or may be a second closing held on a date subsequent to the Closing Date, in either case such date shall be referred to herein as the "Option Closing Date") at which the Underwriters may purchase all or less than all of the Additional Shares in accordance with the provisions of this Section 10 at the purchase price per share to be paid for the Firm Shares. In no event shall the Option Closing Date be later than 10 business days after written notice of election to purchase Additional Shares is given.

                  The Company agrees to sell to the several Underwriters on the Option Closing Date the number of Additional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Additional Shares on the Option Closing Date. If the Underwriters elect to purchase all of the 375,000 Additional Shares to be sold by the Company, the Selling Stockholders agree to sell to the several Underwriters on the Option Closing Date the number of Additional Shares specified in such notice to be sold by the Selling Stockholders, on a pro rata basis between the Selling Stockholders, and the Underwriters agree, severally and not jointly, to purchase such Additional Shares from the Selling Stockholders on the Option Closing Date.

                  All such Additional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Column (3) of Schedule I bears to the total number of Firm Shares in Schedule I (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares.

                  No Additional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

                  Except to the extent modified by this Section 10, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the Firm Shares shall apply, mutatis mutandis, to the Option Closing Date for the sale of the Additional Shares.

                  11. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, JHC Limited, the Selling Stockholders, and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

                  12. EFFECTIVE DATE AND TERMINATION.

                        (a) This Agreement shall become effective at 11:00 A.M., New York time on the first business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representatives, in their sole discretion, shall release the Shares for the sale to the public unless prior to such time the Representatives shall have received written notice from the Company that it elects that this Agreement shall not become effective, or the Representatives shall have given written notice to the Company that the Representatives on behalf of the Underwriters elect that this Agreement shall not become effective; PROVIDED,

HOWEVER, that the provisions of this Section and of Section 7 and Section 9 hereof shall at all times be effective. For purposes of this Section 12(a), the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Representatives to securities dealers releasing such Shares for offering or the release by the Representatives for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

                        (b) This Agreement (except for the provisions of Sections 7 and 9 hereof) may be terminated by the Representatives by notice to the Company that it has failed to comply in any respect with any of the provisions of this Agreement required on its part to be performed at or prior to the Closing Date or the Option Closing Date, or if any representation or warranty of the Company, JHC Limited or the Selling Stockholders is not accurate in any respect or if the covenants, agreements or conditions of, or applicable to the Company, JHC Limited and the Selling Stockholders herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

                        (i) the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company and its Subsidiaries takes as a whole regardless of whether or not such loss was insured;

                        (ii) trading in the Common Stock shall have been suspended by the Commission or the National Association of Securities Dealers Automated Quotations National Market System or trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotations National Market System shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market system;

                        (iii) a banking moratorium shall have been declared by New York or United States authorities;

                        (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

                        (v) there shall have been a material adverse change in
         (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company and its Subsidiaries taken as a whole that, in each case, in the Representatives' judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

                        (c) Termination of this Agreement under this Section 12 or Section 14 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 7 and 9 hereof.

                  13. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder agrees with you and the Company:

                        (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

                        (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  14. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 12 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or
(b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed 10% of the Firm Shares or Additional Shares required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which the number of Shares agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Shares so agreed to be purchased by all such non-defaulting Underwriters on such Closing Date or Option Closing Date, as the case may be. In such case, you shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

                  If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 12 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall exceed 10% of the Firm Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of Section 12(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company or the Selling Stockholders except as otherwise provided in Sections 7 and 9 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 14, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  15. NOTICES. All communications hereunder shall be in writing and if sent to the Representatives shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to c/o ING Baring Furman Selz LLC at 230 Park Avenue, New York, New York 10169, Attention:
Syndicate Department or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to the Company at 33 Reid Street, 4th Floor, Hamilton HM 12, Bermuda, or if sent to JHC Limited, c/o Robert A. Jennings, 33 Reid Street, 4th Floor, Hamilton HM 12, Bermuda, or if sent to the Selling Stockholders, to Robert A. Jennings, Attorney-in-Fact, at 33 Reid Street, 4th Floor, Hamilton HM 12, Bermuda, in each case with a copy to Lawrence M. Bell, Esq., Golenbock, Eiseman, Assor & Bell, 437 Madison Avenue, New York, New York 10022.

                  16. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Company, JHC Limited, the Selling Stockholders and each Underwriter and the Company's, JHC Limited's, the Selling Stockholders' and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company, JHC Limited and the Selling Stockholders contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, any person or persons, if any, who control the Company or the Selling Stockholders within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

                  17. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 9 above and agrees to accept, either directly or through an agent, service of process of each such court.

                  18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                             Very truly yours,

                                             MEDICONSULT.COM, INC.


                                             By:
                                                -------------------------------
                                             Name:  Robert A. Jennings
                                             Title:    Chief Executive Officer



                                             THE SELLING STOCKHOLDERS NAMED
                                             IN SCHEDULE II HERETO, ACTING
                                             SEVERALLY


                                             By:
                                                -------------------------------
                                                       Attorney-in-fact



                                             JHC LIMITED


                                             By:
                                                -------------------------------
                                                       Robert A. Jennings
                                                     Chief Executive Officer

Accepted as of the date first above written:

ING BARING FURMAN SELZ LLC

By:    ING Baring Furman Selz LLC Acting on its own
       behalf and as one of the Representatives of the
       several Underwriters referred to in the
       foregoing Agreement


By:
   -------------------------------
Title:
      -------------------------------

                                                                      SCHEDULE I

                                  UNDERWRITERS

                Underwriting Agreement dated ______________, 1999



                                                                                   (2)
                                                               (1)           Maximum Number           (3)
                                                         Number of Firm      of Additional    Aggregate Maximum
                                                          Shares to be       Shares to be      Number of Shares
                                                         Purchased from     Purchased from     to be Purchased
NAME                                                       the Company         the Company      from the Company
----                                                       -----------         -----------      ----------------
ING Baring Furman Selz LLC.............
Volpe Brown Whelan & Company, LLC .....................





Total..................................................     5,000,000           375,000            5,375,000
                                                            ---------           -------            ---------
                                                            ---------           -------            ---------


                                                                     SCHEDULE II

                              SELLING STOCKHOLDERS



                                                                                 (2)
                                                              (1)            Maximum Number           (3)
                                                         Number of Firm      of Additional    Aggregate Maximum
                                                        Shares to be Sold    Shares to be      Number of Shares
                                                              to the          Sold to the     to be Sold to the
NAME AND ADDRESS                                          Underwriters        Underwriters        Underwriters
----------------                                          ------------        ------------        ------------
JHC Limited                                                 375,000             250,000            625,000
                                                            -------             -------            -------
33 Reid Street, 4th Floor
Hamilton HM 12
Bermuda
Michel Bazinet                                              100,000             125,000            225,000
                                                            -------             -------            -------
343 Brookfield Avenue
Mount-Royal
P. Quebec
Canada  H3P 2A7
Arnhold and S. Bleichroeder, Inc.                           100,000                                100,000
                                                            -------             -------            -------
1345 Avenue of the Americas
New York, New York  10105-4300
Total..................................................     575,000             375,000            950,000
                                                            -------             -------            -------
                                                            -------             -------            -------


                                  APPENDIX A-1


OPINION OF COUNSEL TO THE COMPANY

                        (a) Each of the Company and each Significant Subsidiary is a corporation, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation. The Company has all requisite corporate power and corporate authority to own or lease its properties and to conduct its business as described in the Prospectus; based on the business of the Company and each Significant Subsidiary as described in the Registration Statement, each Significant Subsidiary has all requisite corporate power and corporate authority to own or lease its properties and to conduct its business as described in such minute books;

                        (b) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable and, to the knowledge of such counsel, have not been issued in violation of any preemptive right arising under the Delaware General Corporation Law or, to such counsel's knowledge, similar rights that entitle or will entitle any person to acquire any shares of capital stock of the Company upon the issuance and sale of Shares of the Company, which rights have not been waived, or in violation of any co-sale right, registration right, right of first refusal or other similar right;

                        (c) All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, are owned by the Company, directly or indirectly, through one or more subsidiaries, and, to the knowledge of such counsel, are free and clear of any pledge, lien, security interest, encumbrance, or claim;

                        (d) The Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder on the Closing Date; such Shares, when issued and delivered by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus and will be sold free and clear of any pledge, lien, security interest, encumbrance or claim, and, to the knowledge of such counsel, not in violation of or subject to any preemptive right, co-sale right, right of first refusal or similar rights that entitle or will entitle any person to acquire any shares of capital stock of the Company upon the issuance and sale of Shares of the Company which rights have not previously been waived, in connection with the purchase or sale of any of the Shares;

                        (e) The Registration Statement has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and any required filing of an abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations has been made in the manner and within the time period required by such rule 462(b); and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and to such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, are threatened under the Act;

                        (f) The Registration Statement, as amended, and the Prospectus and, if any, each amendment and supplement thereto (except for the financial statements and notes thereto, schedules and other data or information of an accounting, financial or statistical nature included therein, as to which such counsel need not express any opinion), as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                        (g) To the knowledge of such counsel, there are no contracts or documents to which the Company or any Subsidiary is a party which are required by the Act to be filed as exhibits to the Registration Statement which are not filed as required by the Act and the Rules and Regulations;

                        (h) To the knowledge of such counsel, there is not pending or threatened against the Company or any Subsidiary any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency or body, domestic or foreign, of a character required to be disclosed in the Registration Statement or the Prospectus which is not disclosed therein;

                        (i) The statements set forth under the headings "Description of Capital Stock", "Shares Eligible for Future Sale", and "Risk Factors-Shares Eligible for Future Sale", and statements in response to Items 14 and 15 of Part II of the Registration Statement, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings in all material respects;

                        (j) The Company has all requisite corporate right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein; this Agreement has been duly authorized, executed and delivered by the Company and JHC Limited;

                        (k) None of the Company's execution or delivery of this Agreement, its performance hereof, and its consummation of the transactions contemplated herein conflicts with or results in any breach or violation of any of the terms or provisions of, or constitutes a default under, the terms of the certificate of incorporation or by-laws of the Company; the terms of any indenture, mortgage, deed of trust, voting trust agreement, stockholder's agreement, note agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party filed as an exhibit to the Registration Statement; any statute, rule or regulation of any state or Federal regulatory body or administrative agency or other governmental agency or body, or to such counsel's knowledge, any judgment, order or decree of any state or Federal government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having such jurisdiction over the Company, any of its subsidiaries or their respective properties, except that with regard to this paragraph (l), no opinion is expressed as to state securities or Blue Sky laws or any rules or regulations thereunder;

                        (l) No consent, approval, authorization or order of any state or Federal court, regulatory body or administrative agency or other state or Federal governmental agency or body, has been or is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, except (1) such as have been obtained under the Act or may be required under state securities or Blue Sky laws in connection with the purchase and distribution by the Underwriters of the Shares, it being understood that no opinion is expressed with respect to state securities or Blue Sky laws and (2) such as have been made or obtained under the Act;

                        (m) All holders of securities of the Company who, to such counsel's knowledge, have rights to cause the Company to register shares of Common Stock or other securities because of the filing of the Registration Statement by the Company have waived such rights, such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or such rights have been satisfied in accordance with their respective terms, in each case except as disclosed in the Prospectus;

                        (n) No transfer taxes under the laws of the State of New York are required to be paid in connection with the sale or delivery to the Underwriters of the Firm Shares or the Additional Shares which have not been paid;

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectuses and related matters were discussed and, although such counsel may state that it has not independently checked or verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses (other than with respect to the opinions set forth in paragraph (g) above, on the basis of the foregoing (relying as to materiality upon discussions with, and representations and opinions of, officers and other representatives of the Company), such counsel has no reason to believe that the Registration Statement, on the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading or that the Prospectus, on the date thereof or on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and notes thereto, the schedules and other data or information of an accounting, financial or statistical nature included in the Registration Statement or the Prospectus).

                  In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and or other written statements of public officials and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States or the General Corporation law of the State of Delaware, solely on the opinions of local counsel, and, as to matters relating to JHC Limited or any of the Selling Stockholders, solely on opinions of counsel to JHC Limited and such Selling Stockholders.

                  References to the Registration Statement and the Prospectus in such opinion shall include any amendment or supplement thereto at the date of such opinion.

                                  APPENDIX A-2

OPINION OF COUNSEL TO EACH SELLING STOCKHOLDER

                        (a) Each Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

                        (b) Each Selling Stockholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

                        (c) The Custody Agreement of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms;

                        (d) The Power of Attorney of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

                        (e) Upon delivery of and payment for the Shares to be sold by each Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever; and

                  The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of each Selling Stockholder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby do not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, or to such counsel's knowledge, any judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                                  APPENDIX A-3

OPINION OF COUNSEL TO EACH SIGNIFICANT SUBSIDIARY

                        (a) The Significant Subsidiary is a corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Based on the business of the Company and the Significant Subsidiary as described in the Registration Statement, the Significant Subsidiary has all requisite corporate power and corporate authority to own or lease its properties and to conduct its business as described in such Registration Statement;

                        (b) Based solely upon a review of the stock ledger or register and the minute books of the Significant Subsidiary on __________, 1999, the share capital of the Significant Subsidiary is _________, all of which are registered in the name of the Company, have been duly authorized and validly issued and are fully paid and non-assessable, and to the knowledge of such counsel, are owned by the Company, free and clear of any pledge, lien, security interest, encumbrance or claim;

                        (c) Neither the execution or delivery of this Agreement by the Company, nor the performance by the Company of its obligations thereunder, will violate the certificate of incorporation or by-laws of the Significant Subsidiary; or any applicable law, rule or regulation of any regulatory body or administrative agency or other governmental agency or body in the jurisdiction of incorporation of the Significant Subsidiary, or to such counsel's knowledge any judgment, order or decree of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body in the jurisdiction of incorporation of the Significant Subsidiary, having such jurisdiction over the Significant Subsidiary.

                        (d) No order, consent, approval, license, authorization or validation of or exemption by any government or public body or authority of the jurisdiction of incorporation of the Significant Subsidiary or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement.

                        (e) It is not necessary to ensure the enforceability in the jurisdiction of incorporation of the Significant Subsidiary of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in the jurisdiction of incorporation of the Significant Subsidiary.

In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

                                   APPENDIX B

                       List of Persons Subject to Lockups


JHC Limited
Robert A. Jennings
Ian Sutcliffe
Michel Bazinet
David J. Austin
Debora A. Falk
Michael Swanson
Bruce Tilden
Michael Treacy
Treacy & Co., LLC
John Buchanan
Barry Guld
Arnhold & S. Bleichroeder, Inc.
Nazem & Company IV, L.P.
Transatlantic Venture Fund C.V.
Peter May
Nelson Peltz